Exhibit 4.1

KEURIG DR PEPPER INC.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of March 7, 2024

SENIOR DEBT SECURITIES

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE		1
Section 1.1.	Definitions	1
Section 1.2.	Other Definitions	6
Section 1.3.	Incorporation by Reference of Trust Indenture Act	7
Section 1.4.	Rules of Construction	7

ARTICLE II THE SECURITIES		8
Section 2.1.	Form, Dating and Terms	7
Section 2.2.	Denominations	11
Section 2.3.	Forms Generally	11
Section 2.4.	Execution, Authentication, Delivery and Dating	11
Section 2.5.	Registrar and Paying Agent	13
Section 2.6.	Paying Agent to Hold Money in Trust	14
Section 2.7.	Holder Lists	14
Section 2.8.	Transfer and Exchange	14
Section 2.9.	Mutilated, Destroyed, Lost or Wrongfully Taken Securities	15
Section 2.10.	Outstanding Securities	16
Section 2.11.	Cancellation	16
Section 2.12.	Payment of Interest; Defaulted Interest	16
Section 2.13.	Temporary Securities	18
Section 2.14.	Persons Deemed Owners	18
Section 2.15.	Computation of Interest	18
Section 2.16.	Global Securities; Book-Entry Provisions	18
Section 2.17.	CUSIP Numbers, Etc.	21
Section 2.18.	Original Issue Discount and Foreign-Currency Denominated Securities	21

ARTICLE III COVENANTS		21
Section 3.1.	Payment of Securities	21
Section 3.2.	Reports	22
Section 3.3.	Maintenance of Office or Agency	22
Section 3.4.	Corporate Existence	23
Section 3.5.	Compliance Certificate	23
Section 3.6.	Statement by Officers as to Default	23
Section 3.7.	Additional Amounts	23

ARTICLE IV SUCCESSORS		24
Section 4.1.	Merger, Consolidation or Sale of Assets	24

ARTICLE V REDEMPTION OF SECURITIES		25
Section 5.1.	Applicability of Article	25
Section 5.2.	Election to Redeem; Notice to Trustee	25
Section 5.3.	Selection by Trustee of Securities to Be Redeemed	25

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Section 5.4.	Notice of Redemption	25
Section 5.5.	Deposit of Redemption Price	26
Section 5.6.	Securities Payable on Redemption Date	27
Section 5.7.	Securities Redeemed in Part	27

ARTICLE VI DEFAULTS AND REMEDIES		27
Section 6.1.	Events of Default	27
Section 6.2.	Acceleration	29
Section 6.3.	Other Remedies	30
Section 6.4.	Waiver of Past Defaults	30
Section 6.5.	Control by Majority	30
Section 6.6.	Limitation on Suits	30
Section 6.7.	Rights of Holders to Receive Payment	31
Section 6.8.	Collection Suit by Trustee	31
Section 6.9.	Trustee May File Proofs of Claim	31
Section 6.10.	Priorities	32
Section 6.11.	Undertaking for Costs	32
Section 6.12.	Restoration of Rights	32

ARTICLE VII TRUSTEE		33
Section 7.1.	Duties of Trustee	32
Section 7.2.	Rights of Trustee	34
Section 7.3.	Individual Rights of Trustee	35
Section 7.4.	Trustee’s Disclaimer	36
Section 7.5.	Notice of Defaults	36
Section 7.6.	Reports by Trustee to Holders	36
Section 7.7.	Compensation and Indemnity	36
Section 7.8.	Replacement of Trustee	37
Section 7.9.	Successor Trustee by Merger	39
Section 7.10.	Eligibility; Disqualification	39
Section 7.11.	Preferential Collection of Claims Against Company	39

ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE		39
Section 8.1.	Option to Effect Legal Defeasance or Covenant Defeasance	39
Section 8.2.	Legal Defeasance and Discharge	40
Section 8.3.	Covenant Defeasance	40
Section 8.4.	Conditions to Legal or Covenant Defeasance	41
Section 8.5.	Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions	42
Section 8.6.	Repayment to Company	43
Section 8.7.	Reinstatement	43

ARTICLE IX AMENDMENTS		43
Section 9.1.	Without Consent of Holders	43
Section 9.2.	With Consent of Holders	45
Section 9.3.	Compliance with Trust Indenture Act	46
Section 9.4.	Revocation and Effect of Consents and Waivers	46

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THIS INDENTURE, dated as of March 7, 2024, is entered into by and between KEURIG DR PEPPER INC., a Delaware corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company may from time to time duly authorize the issue of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Additional Amounts” means any additional amounts required by the express terms of a Security or by or pursuant to a Board Resolution, under circumstances specified therein or pursuant thereto, to be paid by the Company with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to those Holders.

“Adjusted Net Assets” of a Guarantor at any date means the amount by which the fair value of the properties and assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Securities Guarantee, of such Guarantor at such date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Bankruptcy Law” means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to it in the first introductory paragraph of this Indenture.

“Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by two Officers of the Company, and delivered to the Trustee.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary.” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.1 hereof as the initial Depositary with respect to the Securities of that series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include that successor.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Global Securities” of any series means a Security of that series that is issued in global form in the name of the Depositary with respect thereto or its nominee.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to maintain financial statement conditions or otherwise), or entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

“Guarantors” means, with respect to any series of Securities, the Person or Persons, if any, named in accordance with Section 2.1(9) as the “Guarantors” with respect to such series and which shall have entered into a supplemental indenture pursuant to Section 9.1(11) hereof whereby such Person shall have executed a Securities Guarantee under this Indenture with respect to such series of Securities until, as to any particular Guarantor, a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter any reference to such “Guarantor” shall mean such successor Person. If a series of Securities does not have any Guarantors, all references in this Indenture to Guarantors shall have no effect and shall be ignored with respect to such Securities.

“Holder” means a Person in whose name a Security is registered in the applicable Security Register.

“Indenture” means this Indenture as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of any particular series of Securities and of any Securities Guarantees thereof established as contemplated by Section 2.1.

“Interest Payment Date,” when used with respect to any Security, shall have the meaning assigned to that term in the Security as contemplated by Section 2.1.

“Maturity” means, with respect to any Security, the date on which the principal of that Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

“Officer” means the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, at least one of whom shall be the President, the Chief Financial Officer or the Treasurer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable on a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redemption Date” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Guarantee” means the Guarantee by each Guarantor of the Company’s Obligations under this Indenture and any series of Securities.

“Securities Register” means the register of Securities, maintained by the Registrar, pursuant to Section 2.5.

“Security Custodian” means, with respect to Securities of a series issued in global form, the Trustee for Securities of that series, as custodian with respect to the Securities of that series, or any successor entity thereto.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“TIA” or “Trust Indenture Act,” except as otherwise provided in Section 9.3, means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa 77bbbb), as in effect on the date hereof.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, senior trust officer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series.

Section 1.2. Other Definitions.

Term	Defined in Section
“Agent Members”	2.16
“Certificate of Destruction”	2.11
“Corporate Trust Office”	3.3
“Covenant Defeasance”	8.3
“Defaulted Interest”	2.12
“Event of Default”	6.1
“Exchange Rate”	2.18
“Funding Guarantor”	10.5
“Legal Defeasance”	8.2
“Legal Holiday”	12.8
“Notation of Guarantee”	10.2
“Paying Agent”	2.5
“protected purchaser”	2.9
“Registrar”	2.5
“Special Interest Payment Date”	2.12
“Special Record Date”	2.12(a)
“Surviving Entity”	4.1

Section 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder of a Security.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on any series of Securities means the Company, any Guarantors and any other obligor on such series of Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.4. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP; and

(7) provisions apply to successive events and transactions.

ARTICLE II

THE SECURITIES

Section 2.1. Form, Dating and Terms.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officers’ Certificate of the Company or in a Company Order, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

(2) if there is to be a limit, the limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.13, 2.16, 5.7, or 9.5 and except for any Securities that, pursuant to Section 2.4, or 2.16 are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Securities of the series by a Board Resolution (or action pursuant to a Board Resolution) to such effect;

(3) whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.16, and the initial Depositary and Security Custodian, if any, for any Global Security or Securities of such series;

(4) the manner in which any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 2.12;

(5) the date or dates on which the principal of and premium (if any) on the Securities of the series is payable or the method of determination thereof;

(6) the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, whether and under what circumstances Additional Amounts with respect to such Securities shall be payable, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Securities of the series shall be payable;

(7) the place or places where, subject to the provisions of Section 3.3 the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

(8) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and the manner in which the Company must exercise any such option, if different from those set forth herein;

(9) whether Securities of the series are entitled to the benefits of any Securities Guarantee of any Guarantor pursuant to this Indenture, the identity of any such Guarantors, whether Notations of such Securities Guarantees are to be included on such Securities and any terms of such Securities Guarantee with respect to the Securities of the series in addition to those set forth in Article X or any exceptions to or changes to those set forth in Article X;

(10) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

(11) if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denomination in which any Securities of that series shall be issuable;

(12) if other than Dollars, the currency or currencies (including composite currencies) or the form, including equity securities, other debt securities (including Securities), warrants or any other securities or property of the Company, any Guarantor or any other Person, in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

(13) if the principal of, premium (if any) or interest on or any Additional Amounts with respect to the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies (including composite currencies) other than that in which the Securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(14) if the amount of payments of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

(15) if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.2;

(16) any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series and the related Securities Guarantees, if any, pursuant to Article VIII or any modifications of or deletions from such conditions or limitations;

(17) any deletions or modifications of or additions to the Events of Default set forth in Section 6.1 or covenants of the Company or any Guarantor set forth in Article III pertaining to the Securities of the series;

(18) any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;

(19) if the Securities of the series are to be convertible into or exchangeable for capital stock, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Company, any Guarantor or any other Person, at the option of the Company or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

(20) if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 8.2 or Section 8.3 or both such Sections, and, if such Securities may be defeased, in whole or in part, pursuant to either or both such Sections, any provisions to permit a pledge of obligations other than Government Securities (or the establishment of other arrangements) to satisfy the requirements of Section 8.4(1) for defeasance of such Securities and, if other than by a Board Resolution of the Company, the manner in which any election by the Company to defease such Securities shall be evidenced; and

(21) any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.3) set forth, or determined in the manner provided, in the Officers’ Certificate or Company Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action, together with such Board Resolution, shall be set forth in an Officers’ Certificate or certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or Company Order setting forth the terms of the series.

Section 2.2. Denominations. The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 2.3. Forms Generally. The Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent global form) established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto. The Securities may have notations, legends or endorsements required by law, securities exchange rule, the Company’s certificate of incorporation, bylaws or other similar governing documents, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). A copy of the Board Resolution establishing the form or forms of Securities of any series shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.4 for the authentication and delivery of such Securities.

The definitive Securities of each series shall be printed and produced in any other manner as determined by the Officers executing such Securities, as evidenced by their execution thereof.

The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Officer”

Section 2.4. Execution, Authentication, Delivery and Dating. Two Officers of the Company shall sign the Securities on behalf of the Company and, with respect to any related Securities Guarantees, Notations of Guarantee as to which are to be endorsed on such Securities, an Officer of each Guarantor shall sign the Notation of Guarantee on behalf of such Guarantor, in each case by manual or facsimile signature.

If an Officer of the Company or a Guarantor whose signature is on a Security no longer holds that office at the time the Security or the Notation of Guarantee, as the case may be, is authenticated, the Security or Notation of Guarantee shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or any related Securities Guarantees or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the

Company, and the Company delivers such Security to the Trustee for cancellation as provided in Section 2.11, together with a written statement (which need not comply with Section 12.5 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture or the related Securities Guarantees.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company (and, if applicable, the Notation of Guarantee for such series executed by each Guarantor with respect to such series) to the Trustee for authentication, and upon receipt of a Company Order, the Trustee shall authenticate and deliver such Securities for original issue upon a Company Order for the authentication and delivery of such Securities or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Company Order. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Securities of such series not otherwise determined. If provided for in such procedures, such Company Order may authorize (1) authentication and delivery of Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity dates or dates, original issue date or dates and interest rate or rates) that differ from Security to Security and (2) may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing.

If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in addition to the Company Order referred to above and the other documents required by Section 12.4), and (subject to Section 7.1) shall be fully protected in relying upon:

(a) an Officers’ Certificate of the Company setting forth the Board Resolution and, if applicable, an appropriate record of any action taken pursuant thereto, as contemplated by the last paragraph of Section 2.1; and

(b) an Opinion of Counsel to the effect that:

(i) the form of such Securities has been established in conformity with the provisions of this Indenture;

(ii) the terms of such Securities have been established in conformity with the provisions of this Indenture;

(iii) that such Securities and the related Securities Guarantees, if any, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(iv) that all conditions precedent in respect to the execution and delivery by the Company of such Securities have been complied with.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate and Opinion of Counsel at the time of issuance of each such Security, but such Officers’ Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Security of the series to be issued.

The Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an agent to deal with the Company, any Guarantor or an Affiliate of the Company or any Guarantor.

Each Security shall be dated the date of its authentication.

Section 2.5. Registrar and Paying Agent. The Company shall maintain an office or agency for each series of Securities where Securities of such series may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities of such series may be presented for payment (the “Paying Agent”). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the United States of America. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Securities Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. In acting hereunder and in connection with the Securities, the Registrar and Paying Agent shall act solely as an agent of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

Section 2.6. Paying Agent to Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any amount or Additional Amounts, if any, in respect of any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such amount or Additional Amounts, if any, when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the applicable Holders or the Trustee all money held by such Paying Agent for the payment of such amount and Additional Amounts, if any, on the applicable Securities and shall notify the Trustee in writing of any default by the Company or any Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.6, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.7. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar with respect to a series of Securities, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date with respect to such series of Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series.

Section 2.8. Transfer and Exchange.

Except as set forth in Section 2.16 or as may be provided pursuant to Section 2.1, when Securities of any series are presented to the Registrar with the request to register the transfer of those Securities or to exchange those Securities for an equal principal amount of Securities of the same series of like tenor and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements and the requirements of this Indenture for those transactions are met; provided, however, that the Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.

To permit registrations of transfers and exchanges, the Company shall execute Securities (and, if applicable, each Guarantor with respect to such series shall execute the Notation of Guarantee for such series) and the Trustee shall authenticate such Securities at the Registrar’s written request and submission of the Securities (other than Global Securities). No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable on exchanges pursuant to Section 2.13, 5.7 or 9.5). The Trustee shall authenticate Securities in accordance with the provisions of Section 2.4. Notwithstanding any other provisions of this Indenture to the contrary, the Company shall not be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article V, except the unredeemed portion of any Security being redeemed in part or (b) any Security during the period beginning 15 Business Days before the mailing of notice of any offer to repurchase Securities of the series required pursuant to the terms thereof or of redemption of Securities of a series to be redeemed and ending at the close of business on the date of mailing.

Section 2.9. Mutilated, Destroyed, Lost or Wrongfully Taken Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security with respect to such series if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and, upon a Company Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or wrongfully taken Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security of such series, pay such Security.

Upon the issuance of any new Security under this Section 2.9, the Company and/or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or wrongfully taken Security shall constitute an original additional contractual obligation of the Company, any Guarantor (if applicable) and any other obligor upon the Securities of such series, whether or not the mutilated, destroyed, lost or wrongfully taken Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

Section 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding. A Security ceases to be outstanding in the event the Company or a Subsidiary of the Company holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 12.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

If a Security is replaced pursuant to Section 2.9 it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all amounts and Additional Amounts, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and destroy such Securities in accordance with its internal policies, including delivery of a certificate (a “Certificate of Destruction”) describing such Securities disposed (subject to the record retention requirements of the Exchange Act). The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

Section 2.12. Payment of Interest; Defaulted Interest. Unless otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, interest and Additional Amounts, if any, on any Security of such series which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.8.

Unless otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, any interest and Additional Amounts, if any, on any Security of such series which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate provided for in the Securities therefor (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest and Additional Amounts, if any, each as accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.13. Temporary Securities. Until definitive Securities of any series are ready for delivery, the Company may prepare and upon receipt of a Company Order, the Trustee shall authenticate temporary Securities of such series. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and upon receipt of a Company Order, the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.14. Persons Deemed Owners. The Company, any Guarantors, the Trustee, any agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of that Security for the purpose of receiving payments of principal of, premium (if any) or interest on, or any Additional Amounts with respect to, that Security and for all other purposes. None of the Company, the Trustee, any of their agents or any authenticating agent shall be affected by any notice to the contrary.

Section 2.15. Computation of Interest. Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.16. Global Securities; Book-Entry Provisions. If Securities of a series are issuable in global form as a Global Security, as contemplated by Section 2.1, then, notwithstanding clause (11) of Section 2.1 and the provisions of Section 2.2, any such Global Security shall represent those of the outstanding Securities of that series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities of that series from time to time endorsed thereon and that the aggregate amount of outstanding Securities of that series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities of that series represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in that Security or in a Company Order to be delivered to the Trustee pursuant to Section 2.4 or (ii) otherwise in accordance with written instructions or such other written form of instructions as is customary for the Depositary for that Security, from that Depositary or its nominee on behalf of any Person having a beneficial interest in that Global Security. Subject to the provisions of Section 2.4 and, if applicable, Section 2.13, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in that Security or in the applicable Company Order. With respect to the Securities of any series that are represented by a Global Security, the Company and any Guarantors authorize the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to that Global Security. Any Global Security may be deposited with the Depositary or its nominee, or may remain in the custody of the Trustee or the Security Custodian therefor pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depositary. If a Company Order has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 12.5 and need not be accompanied by an Opinion of Counsel.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee or the Security Custodian as its custodian, or under that Global Security, and the Depositary may be treated by the Company, any Guarantor, the Trustee or the Security Custodian and any agent of the Company, any Guarantor, the Trustee or the Security Custodian as the absolute owner of that Global Security for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a Global Security of any series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Securities of that series is entitled to take under this Indenture or the Securities of that series and (ii) nothing herein shall prevent the Company, any Guarantor, the Trustee or the Security Custodian or any agent of the Company, any Guarantor, the Trustee, or the Security Custodian from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

Notwithstanding Section 2.8, and except as otherwise provided pursuant to Section 2.1, transfers of a Global Security shall be limited to transfers of that Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. Securities of any series shall be transferred to all beneficial owners of a Global Security of that series in exchange for their beneficial interests in that Global Security if, and only if, either (1) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice, (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of definitive Securities or (3) a Default or Event of Default has occurred and is continuing with respect to the Securities.

In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.16, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute and, if applicable, each Guarantor with respect to such series shall execute the Notation of Guarantee relating to such Global Security, if any, and the Trustee on receipt of a Company Order for the authentication and delivery of Securities shall authenticate and deliver, one or more Securities of the same series of like tenor and amount.

In connection with the transfer of all the beneficial interests in a Global Security of any series to beneficial owners pursuant to this Section 2.16, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Securities of that series of authorized denominations.

Neither the Company, any Guarantor nor the Trustee will have any responsibility or liability to any beneficial owner of a Global Security, Agent Members or other Person for any aspect of the records relating to, or payments made on account of, Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to those Securities, nor with respect to any ownership interest in the Securities, the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase), the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities, or for any other actions taken or not taken by the Depositary. Neither the Company, any Guarantor or the Trustee shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from that Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued). All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary.

The provisions of the last sentence of the third paragraph of Section 2.4 shall apply to any Global Security if that Global Security was never issued and sold by the Company and the Company or a Guarantor delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 12.5 and need not be accompanied by an Opinion of Counsel) with regard to the cancellation or reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 2.4.

Notwithstanding the provisions of Sections 2.3 and 2.12, unless otherwise specified as contemplated by Section 2.1 with respect to Securities of any series, payment of principal of and premium (if any) and interest on and any Additional Amounts with respect to any Global Security shall be made to the Person or Persons specified therein.

Section 2.17. CUSIP Numbers, Etc. The Company in issuing the Securities of any series may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP, ISIN and Common Code numbers in notices of redemption as a convenience to Holders of Securities of such series; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP, ISIN and Common Code numbers.

Section 2.18. Original Issue Discount and Foreign-Currency Denominated Securities. In determining whether the Holders of the required principal amount of outstanding Securities have concurred in any direction, amendment, supplement, waiver or consent, unless otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, (a) the principal amount of an Original Issue Discount Security of such series shall be the principal amount thereof that would be due and payable as of the date of that determination upon acceleration of the Maturity thereof pursuant to Section 6.2, and (b) the principal amount of a Security of such series denominated in a foreign currency shall be the Dollar equivalent, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for that currency, as that rate is certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”) on the date of original issuance of that Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent, as determined by the Company by reference to the Exchange Rate on the date of original issuance of that Security, of the amount determined as provided in (a) above), of that Security.

ARTICLE III

COVENANTS

Section 3.1. Payment of Securities. The Company shall promptly pay the principal of, premium, if any, on, and interest and Additional Amounts, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal, premium and interest and Additional Amounts, if any, then due and the Trustee or Paying Agent, as the case may be, is not prohibited from paying money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 3.2. Reports.

So long as the Securities or any series are outstanding, the Company shall:

(1) provide the Trustee with copies of its annual report and the information, documents and other reports which the Company files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, within 15 days after the Company files such annual report, documents and other reports with the SEC; provided that provision of such reports, documents and information pursuant to this Section 3.2 may be satisfied by filing of such reports, documents and information via the SEC’s EDGAR system (or any successor electronic filing system) or posting such reports, documents and information on its website, in each case within the time periods specified herein; and

(2) comply with the other provisions of Section 314(a) of TIA.

Delivery of such reports, information and documents pursuant to this Section 3.2 to the Trustee is for informational purposes only and the Trustee’s receipt thereof will not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s or any other person’s compliance with any of the covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been filed via the SEC’s EDGAR system (or any successor electronic filing system) or posted on any website or other online data system or to participate in any conference calls.

Section 3.3. Maintenance of Office or Agency. The Company will maintain in the United States of America an office or agency for any series of Securities where such Securities may be presented or surrendered for payment, where, if applicable, the Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The principal corporate trust office of the Trustee at the address of the Trustee specified in Section 12.2 hereof or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (collectively, the “Corporate Trust Office”) shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.4. Corporate Existence. Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. This Section 3.4 shall not prohibit or restrict the Company from converting into a different form of legal entity.

Section 3.5. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (which fiscal year ends December 31) of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

Section 3.6. Statement by Officers as to Default. So long as Securities of any series are outstanding, the Company shall deliver to the Trustee, as soon as possible and in any event within 5 Business Days after the Company becomes aware of the occurrence of any Event of Default or Default with respect to that series an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Company is taking or proposes to take in respect thereof.

Section 3.7. Additional Amounts. If the Securities of a series expressly provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of that series Additional Amounts as expressly provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received from the sale or exchange of any Security of any series, that mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 3.7 to the extent that, in that context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 3.7 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where that express mention is not made.

Unless otherwise provided pursuant to Section 2.1 with respect to Securities of any series, if the Securities of a series provide for the payment of Additional Amounts, at least ten days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least ten days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company shall furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether that payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series who are United States aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then that Officers’ Certificate shall specify by country the amount, if any, required to be withheld on those payments to those Holders of Securities, and the Company will pay to that Paying Agent the Additional Amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for and to hold them harmless against any loss, liability or expense reasonably incurred without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 3.7.

ARTICLE IV

SUCCESSORS

Section 4.1. Merger, Consolidation or Sale of Assets. The Company will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person or Persons in a single transaction or through a series of transactions, unless:

(1) the Company shall be the successor or continuing Person or, if the Company is not the successor or continuing Person, the resulting, surviving or transferee Person (the “Surviving Entity”) is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of the Company’s obligations under the Securities and this Indenture pursuant to a supplement hereto executed and delivered to the Trustee;

(2) immediately after giving effect to such transaction or series of transactions, no Event of Default has occurred and is continuing; and

(3) the Company or the Surviving Entity will have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that the transaction or series of transactions and any supplement hereto complies with the terms of this Indenture.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets occurs in accordance with the terms hereof, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company. The Company will (except in the case of a lease) be discharged from all obligations and covenants under this Indenture and any Securities issued hereunder, and may be liquidated and dissolved. Notwithstanding the foregoing, the Company may merge or consolidate into or with any Subsidiary.

ARTICLE V

REDEMPTION OF SECURITIES

Section 5.1. Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and (except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series) this Article V.

Section 5.2. Election to Redeem; Notice to Trustee. In case of any redemption of any series of Securities at the election of the Company, the Company shall at least 15 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities of such series to be redeemed pursuant to Section 5.3.

Section 5.3. Selection by Trustee of Securities to Be Redeemed. If fewer than all of the Securities of any series are to be redeemed at any time, the Trustee will, subject to applicable law, select Securities of any series for redemption as follows:

(1) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed; or

(2) if the Securities are not listed on any national securities exchange, on a pro rata basis.

Section 5.4. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 12.2 not less than 10 nor more than 30 days prior to the Redemption Date, to each Holder of Securities to be redeemed, except that redemption notices may be delivered more than 30 days prior to a Redemption Date if such notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least three Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the redemption price (or if not determinable at the time of such notice, the methodology for determining such redemption price) and the amount of accrued interest and Additional Amounts, if any, to the Redemption Date payable as provided in Section 5.6;

(3) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(4) in case any series of Securities is to be redeemed in part only, the notice which relates to such Securities shall state that on and after the Redemption Date, upon surrender of such Securities, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.6) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest and Additional Amounts, if any, on Securities (or the portions thereof) called for redemption will cease to accrue on and after said date;

(6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any;

(7) the name and address of the Paying Agent;

(8) that Securities called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the redemption price;

(9) the CUSIP, ISIN or Common Code number, and that no representation is made as to the accuracy or correctness of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Securities; and

(10) the section of this Indenture and the paragraph of the Securities pursuant to which the Securities are to be redeemed.

Section 5.5. Deposit of Redemption Price. Not later than 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.6) an amount of money sufficient to pay the redemption price of, and accrued interest and Additional Amounts, if any, on, all the Securities which are to be redeemed on that date, provided, further, that to the extent such deposit is received by the Trustee or a Paying Agent after 11:00 a.m. New York City time on any such due date, such deposit will be deemed deposited on the next Business Day.

Section 5.6. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, unless the notice of redemption is subject to one or more conditions precedent which have not been satisfied, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest and Additional Amounts, if any) such Securities shall cease to bear interest and Additional Amounts, if any. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest and Additional Amounts, if any, due on an interest payment date that is on or prior to the Redemption Date).

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest and Additional Amounts, if any, from the Redemption Date at the rate borne by the Securities.

Section 5.7. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article V) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 2.5 (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and, if applicable, each Guarantor with respect to such series shall execute the Notation of Guarantee relating to such Security, if any, and upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided that each such new Security will be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof. No Securities of $2,000 or less may be redeemed in part.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1. Events of Default. Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Securities or in the form of Security for such series, an “Event of Default,” wherever used herein with respect to Securities of any series, occurs if:

(1) the Company defaults in the payment of any installment of interest on or Additional Amounts, if any, with respect to any Security of that series under this Indenture when due, continued for 30 days;

(2) the Company defaults in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Securities of that series;

(3) the Company fails to comply with the provisions of Section 4.1 hereof;

(4) the Company fails for 90 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of that series then outstanding to comply with any of the other covenants or agreements in this Indenture;

(5) the Company fails to deposit any sinking fund payment, when due, in respect of any debt security of that series;

(6) (a) except as permitted by this Indenture, any Security Guarantee of that series shall be held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or (b) any Guarantor of that series, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee (except pursuant to the release or termination of such Security Guarantee in accordance with this Indenture); and

(7) (a) the Company or any Significant Subsidiary or a group of Subsidiaries that, taken together (as of the latest available consolidated financial statements of the Company), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

(vi) or takes any comparable action under any foreign laws relating to insolvency; or

(b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary;

(ii) appoints a Custodian of the Company or any Significant Subsidiary; or

(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary; or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 90 days.

Section 6.2. Acceleration. Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of such series, if any Event of Default with respect to any Securities of such series at the time outstanding (other than those of the type described in clause (7) of Section 6.1) occurs and is continuing, the Trustee may, and at the written direction of the Holders of at least 25% in aggregate principal amount of outstanding Securities of such series shall, declare the principal of all the Securities of that series, together with all accrued and unpaid interest and Additional Amounts, if any, and premium, if any, to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, in the case of an Event of Default with respect to such series specified in clause (7) of Section 6.1 hereof, all outstanding Securities of such series shall become due and payable immediately without further action or notice by the Trustee or the Holders. Holders may not enforce this Indenture or the Securities except as provided in this Indenture.

Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, at any time after a declaration of acceleration with respect to the Securities of such series, the Holders of a majority in principal amount of the Securities of that series then outstanding (by written notice to the Trustee) may, on behalf of the Holders of all the Securities of that series, rescind and cancel such declaration and its consequences if:

(1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(2) all existing Defaults and Events of Default with respect to Securities of that series have been cured or waived except nonpayment of principal of or interest on the Securities of that series that has become due solely by reason of such declaration of acceleration;

(3) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Securities of such series) on overdue installments of interest and Additional Amounts, if any, and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(4) the Company or any Guarantor has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (7) of Section 6.1, the Trustee has received an Officers’ Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

Section 6.3. Other Remedies. If an Event of Default with respect to any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest or Additional Amounts, if any, on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture with respect to such series.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.4. Waiver of Past Defaults. Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, the Holders of a majority in principal amount of the then outstanding Securities of such series by written notice to the Trustee may, on behalf of the Holders of all the Securities of such series, (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such series), an existing Default or Event of Default, with respect to such series and its consequences or compliance with any provisions except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or Additional Amounts, if any, on a Security of such series or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected and (b) rescind any such acceleration with respect to the Securities of such series and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.5. Control by Majority. With respect to Securities of any series, the Holders of a majority in principal amount of the outstanding Securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of the other Holders or would involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.6. Limitation on Suits. Subject to Section 6.7 a Holder of a Security of any series may not pursue any remedy with respect to this Indenture or the Securities of such series or any related Securities Guarantees unless:

(1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing with respect to such series;

(2) Holders of at least 25% in aggregate principal amount of the outstanding Securities of such series have requested in writing that the Trustee pursue the remedy;

(3) such Holders have offered to the Trustee security and/or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security and/or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Securities of such series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest or Additional Amounts, if any, when due on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing with respect to Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) with respect to such series and the amounts provided for in Section 7.7.

Section 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or the Guarantors, their respective Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: to Holders for amounts due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, for principal, premium, if any, and interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest and Additional Amounts, if any, respectively; and

THIRD: to the Company or any Guarantors or to such other party as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities of any series.

Section 6.12. Restoration of Rights. If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE VII

TRUSTEE

Section 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security against loss, liability or expense satisfactory to the Trustee in its sole discretion.

(b) Except during the continuance of an Event of Default with respect to the Securities of any series:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or any other provision of this Indenture.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

(i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if evidenced by a Company Order.

(j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.2. Rights of Trustee. Subject to Section 7.1:

(a) The Trustee may conclusively rely on any document (whether in its original or in PDF format) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate and/or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with such advice or opinion of such counsel.

(f) The Trustee is not required to make any inquiry or investigation into facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company.

(g) The Trustee is not required to take notice and shall not be deemed to have notice of any Default or Event of Default hereunder with respect to any series of Securities, except failure to receive any of the payments required to be made to the Trustee under Section 6.1(1) and 6.1(2) of this Indenture, unless a Trust Officer of the Trustee has received notice in writing at its Corporate Trust Office of such Default or Event of Default from the Company or the Holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding and such notice references the Company, the Securities and this Indenture, and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(h) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(i) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Securities, each representing less than the aggregate principal amount of Securities outstanding required to take any action thereunder, the Trustee, in its sole discretion may but shall have no obligation to determine what action, if any, shall be taken.

(j) The Trustee’s rights, privileges, benefits, immunities and protections, including, its protection from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents, attorneys and employees and to the Trustee in each of its capacities hereunder. Such rights, privileges, benefits, immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payments of the Securities.

(k) The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(l) The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(m) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(n) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.5. Notice of Defaults. If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder of a Security of such series notice of the Default or Event of Default within 90 days after it occurs, unless the Default was already cured or waived. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Amounts, if any, on any Security of any series, the Trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interests of Holders of such series.

Section 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture and for so long as the Securities of any series remain outstanding, the Trustee shall mail to each Holder of Securities of such series a brief report dated as of such reporting date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports required by TIA § 313(c).

A copy of each report at the time of its mailing to Holders of Securities of any series shall be filed with the SEC and each stock exchange (if any) on which the Securities of such series are listed. The Company agrees to notify promptly the Trustee in writing whenever the Securities of any series become listed on any stock exchange and of any delisting thereof.

Section 7.7. Compensation and Indemnity. The Company and any Guarantor, jointly and severally, shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and any Guarantor, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities, damages, claims, penalties, fines or expenses (including reasonable attorneys’ fees and expenses) (for purposes of this Section 7.7, “losses”) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise), except to the extent such losses may be attributable to its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel reasonably satisfactory to the Trustee and the Trustee shall provide reasonable cooperation at the Company’s and/or the Guarantors’ expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel provided that the Company and the Guarantors shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, which consent shall not be unreasonably delayed, conditioned or withheld, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee. The Company and the Guarantors shall not be under any obligation to pay for any written settlement without its consent, which consent shall not be unreasonably delayed, conditioned or withheld. The Company and the Guarantors need not reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, interest and Additional Amounts, if any, on particular Securities.

The Company’s and the Guarantors’ payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Securities. When the Trustee incurs expenses after the occurrence of a Default specified in clause (7) of Section 6.1 with respect to the Company and the Guarantors, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Company or the Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee with respect to the Securities of such series upon 30 days’ prior written notice by so notifying the Trustee and the Company may appoint a successor Trustee. The Company also may remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the then outstanding Securities of any series and such Holders of such series do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee with respect to such series.

If a successor Trustee with respect to Securities of any series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the then outstanding Securities of such series may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

If the Trustee with respect to the Securities of a series fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder who has been a bona fide Holder of a Security of such series for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series.

In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Company and to any Guarantors. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without any further act, deed or conveyance, shall have all the rights, power and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

In case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, any Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. On request of the Company or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Such retiring Trustees shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees and expenses.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8 the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. The predecessor Trustee shall have no liability for any action or inaction by any successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture.

Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance. Unless otherwise designated pursuant to Section 2.1(20), the Securities of any series shall be subject to defeasance or covenant defeasance pursuant to Section 8.2 or 8.3, in accordance with any applicable requirements provided pursuant to Section 2.1 and upon compliance with the conditions set forth in this Article VIII. The Company may, at its option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Securities of any series so subject to defeasance or covenant defeasance. Any such election shall be evidenced by a Board Resolution of the Company or in another manner specified as contemplated by Section 2.1 for such Securities.

Section 8.2. Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2 with respect to Securities of any series, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its Obligations with respect to all outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor, if applicable, shall be released and relieved from all of its Obligations under its Security Guarantee with respect to such series. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities with respect to such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) through (e) below, and to have satisfied all its other obligations under the Securities with respect to such series and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities with respect to such series to receive, solely from the trust fund described in Sections 8.4 and 8.5 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Additional Amounts, if any, on such Securities when such payments are due, (b) the Company’s Obligations with respect to such Securities under Article II and Sections 3.1 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and any Guarantors’ obligations in connection therewith, (d) the optional redemption provisions, if any, with respect to such Securities, and (e) this Article VIII. If the Company exercises under Section 8.1 hereof the option applicable to this Section 8.2, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, payment of the Securities with respect to such series may not be accelerated because of an Event of Default. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3. Covenant Defeasance. Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3 with respect to Securities of any series, the Company shall, with respect to such series of Securities, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 3.2 and 3.3, with respect to the outstanding Securities of such series on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor, if applicable, shall be released from all of its obligations under its Security Guarantee with respect to such series of Securities, and the Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such series, the Company and any Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. If the Company exercises under Section 8.1 hereof the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, payment of the Securities of such series may not be accelerated because of an Event of Default specified in clauses (4) (with respect to Sections 3.2 and 3.3), (6) and (7) of such Section 6.1.

Section 8.4. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Securities of any series.

In order to exercise Legal Defeasance or Covenant Defeasance with respect to the Securities of any series:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars, and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and Additional Amounts, if any, and premium, if any, on the outstanding Securities of such series on the stated date for payment or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities of such series are being defeased to such stated date for payment or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that: (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that Holders of the outstanding Securities of such series shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and be continuing with respect to the Securities of such series on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that such deposit was not made by the Company with the intent of preferring the Holders of Securities of such series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5. Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee), collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of Securities of such series of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Amounts, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of such series.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under clause (1) of Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6. Repayment to Company. Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, on, or interest or Additional Amounts, if any, on, any Security of any series and remaining unclaimed for one year after such principal, premium, if any, or interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on its request (unless an abandoned property law designates another Person) or (if then held by the Company) shall be discharged from such trust; and such Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the direction and the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.7. Reinstatement. If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, on, or interest or Additional Amounts, if any, on, any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such series to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

Section 9.1. Without Consent of Holders. Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, the Company, any Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to or consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Securities of any series and Security Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s properties or assets, as applicable;

(4) to comply with requirements of the SEC in order to maintain the qualification of this Indenture under the Trust Indenture Act;

(5) to make any change that would provide any additional rights or benefits to the Holders of Securities of any series and Security Guarantees or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company or any Guarantor;

(7) to add any additional Events of Default with respect to all or any series of the Securities (and, if any such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable);

(8) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

(9) to establish the form or terms of Securities of any series as permitted by Section 2.1;

(10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 8.1; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of such series or any other series of Securities in any material respect;

(11) to add any Guarantor with respect to the Securities of any series by executing a supplemental indenture and/or a Security Guarantee with respect to such series, or release Security Guarantees of any series, in each case pursuant to the terms of this Indenture;

(12) to secure the Securities of any series;

(13) to evidence and provide for the acceptance under this Indenture of a successor trustee; or

(14) to conform the text of this Indenture or any Securities to the description thereof in any prospectus or prospectus supplement of the Company with respect to the offer and sale of Securities of any series, to the extent that such provision is inconsistent with a provision of this Indenture or the Securities.

After an amendment under this Indenture becomes effective, the Company is required to mail to the Holders of each Security affected thereby a notice briefly describing such amendment. However, the failure to give such notice to all the Holders of each Security affected thereof, or any defect therein, will not impair or affect the validity of the amendment or supplemental indenture under this Section 9.1.

Section 9.2. With Consent of Holders. Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, except as provided below in this Section 9.2, the Company, any Guarantors and the Trustee may amend or supplement this Indenture with the consent (including consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement (acting as separate classes).

Upon the request of the Company, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.5, the Trustee shall, subject to Section 9.6, join with the Company and any Guarantors in the execution of such amendment or supplemental indenture.

Except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, the Holders of a majority in principal amount of the then outstanding Securities of one or more series or of all series affected by such waiver (acting as separate classes) may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture with respect to Securities of such series (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series).

However, except as otherwise provided as contemplated by Section 2.1 with respect to the Securities of any series, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

(1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption or repurchase of the Securities;

(3) reduce the rate of or change the time for payment of interest, including default interest on any Security;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Amounts, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration);

(5) make any Security payable in currency other than that stated in the Securities;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or interest or premium, if any, on the Securities (other than as permitted in clause (7) below);

(7) waive a redemption payment with respect to any Security;

(8) impair the right of a Holder of Securities to institute suit for the enforcement of any payment on the Securities;

(9) release any Guarantor from any of its obligations under its Security Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(10) make any change in the preceding amendment, supplement and waiver provisions.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance of the proposed amendment.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of any other series.

A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender of such Holder’s Securities will not be rendered invalid by such tender. After an amendment under this Section becomes effective, the Company shall mail to Holders of each Security affected thereby a notice briefly describing such amendment. The failure to give such notice to all Holders of each Security affected thereby, or any defect therein, shall not impair or affect the validity of an amendment, supplemental indenture or waiver under this Section 9.2.

Section 9.3. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall comply with the Trust Indenture Act of 1939 as then in effect.

Section 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall be in writing and bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective with respect to a series of Securities, it shall bind every Holder of Securities of such series.

For purposes of this Indenture, the written consent of the Holder of a Global Security shall be deemed to include any consent delivered by an Agent Member by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. The Trustee may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities of any series entitled to join in the giving, making or taking of (i) any notice permit to Section 6.1(4) or otherwise of any Default, (ii) any declaration of acceleration pursuant to Section 6.2, (iii) any request to institute proceedings pursuant to Section 6.6(2) or (iv) any direction referred to in Section 6.5 in each case with respect to such series. If a record date is so fixed, then notwithstanding the second preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 180 days after such record date.

Section 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and upon receipt of a Company Order, the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity and/or security satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in conclusively relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture, that such amendment is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to customary exceptions, and that such amendment complies with the provisions hereof (including Section 9.3).

ARTICLE X

SECURITIES GUARANTEE

Section 10.1. Securities Guarantee. Securities of any series that are to be guaranteed by the Securities Guarantees of any Guarantors shall be guaranteed by such Guarantors as shall be established pursuant to Section 2.1 as Guarantors with respect to the Securities of such series; provided that, prior to the authentication and delivery upon original issuance of Securities of any series that are to be guaranteed by a Person, the Company, the Trustee and such Person shall have entered into a supplemental indenture pursuant to Section 9.1(11) hereof whereby such Person shall have executed a Securities Guarantee under this Indenture with respect to any series of Securities as to which such Person has been so established pursuant to Section 2.1 as a Guarantor thereof and shall have made each of the covenants and agreements of a Guarantor hereunder with respect to each such series.

Securities of any series that are to be guaranteed by the Securities Guarantees of any Guarantors shall be guaranteed in accordance with the terms of such Securities Guarantees as established pursuant to Section 2.1 with respect to such series of Securities and such Securities Guarantees thereof and (except as otherwise specified as contemplated by Section 2.1 for such series of Securities and such Securities Guarantees thereof) in accordance with this Article X. Notwithstanding any provision of this Article X to the contrary, the provisions of this Article X relating to any Guarantor shall (i) be applicable only to, and inure solely to the benefit of, the Securities of any series designated, pursuant to Section 2.1, as entitled to the benefits of the related Securities Guarantee of such Guarantor with respect to such series and (ii) so be applicable, and inure to the benefit of, the Securities of such series except to the extent otherwise provided as contemplated by Section 2.1 with respect to the Securities of such series.

Any Guarantor shall fully, unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, jointly and severally with any other Guarantor, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and Additional Amounts, if any, on the Securities and all other monetary Obligations of the Company under this Indenture. Any Guarantor shall further agree (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

Any Guarantor shall waive presentation to, demand of payment from and protest to the Company of any of the Obligations and also shall waive notice of protest for nonpayment. Any Guarantor shall waive notice of any default under the Securities or the Obligations. The obligations of any Guarantor shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any Security held by any Holder or the Trustee for the Obligations of any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; or (f) any change in the ownership of the Company.

Any Guarantor shall further agree that its Security Guarantee constitutes a Guarantee of payment when due (and not a Guarantee of collection) and shall waive any right to require that any resort be had by any Holder to any Security held for payment of the Obligations.

Except as expressly set forth in Article VIII and Section 10.3, the obligations of each Guarantor shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor shall further agree that its Security Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or Additional Amounts, if any, on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law) and except as provided in Section 10.3.

Each Guarantor shall further agree that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations Guaranteed may be accelerated as provided in this Indenture for the purposes of its Security Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of the Security Guarantee.

Each Guarantor also shall agree to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1.

Section 10.2. Execution and Delivery of Securities Guarantees; Notations of Guarantees. The Securities Guarantee of any Guarantor with respect to Securities of any series as to which such Guarantor has been established as a Guarantor pursuant to Section 2.1 shall be fully evidenced by such Guarantor’s execution and delivery of a supplemental indenture hereto. Anything herein to the contrary notwithstanding, there shall be no requirement that any Security having the benefit of a Securities Guarantee have endorsed thereon or attached thereto such

Securities Guarantee or a notation of such Securities Guarantee. Solely with respect to Securities of any series that are entitled to the benefits of any Securities Guarantee of any Guarantor and as to which Notations of Guarantee are to be included on such Securities as designated pursuant to Section 2.1(9), to further evidence its Securities Guarantee set forth in Section 10.1 or otherwise established pursuant hereto with respect to Securities of such series, each of the Guarantors with respect to Securities of any series shall agree that a notation relating to such Securities Guarantee (the “Notation of Guarantee”), substantially in the form attached hereto as Annex A, shall be endorsed on each Security of such series entitled to the benefits of such Securities Guarantee authenticated and delivered by the Trustee, which Notation of Guarantee shall be executed by either manual or facsimile signature of an Officer of such Guarantor. Each of the Guarantors with respect to Securities of any series shall agree that its Securities Guarantee set forth in Section 10.1 or otherwise established pursuant hereto with respect to Securities of such series shall remain in full force and effect notwithstanding any absence of Notations of Guarantees as to such series or any failure to endorse on any Security the Notation of Guarantee relating to such Securities Guarantee. If any Officer of any Guarantor with respect to Securities of any series, whose signature is on the Notation of Guarantee on any Security of such series, no longer holds that office at the time the Trustee authenticates any Security or at any time thereafter, the Securities Guarantee of such Security shall be valid nevertheless. The delivery of any Security of a series entitled to the benefits of a Securities Guarantee under this Article X or otherwise established pursuant hereto by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Securities Guarantee on behalf of each Guarantor.

Section 10.3. Limitation on Liability; Termination, Release and Discharge.

(a) The obligations of any Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Security Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Security Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(b) The Security Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, without the consent of the Holders, and no further action by the Company, any Guarantor or the Trustee shall be required for such release (unless the Company shall notify the Trustee in writing that no release and discharge shall occur as a result thereof) upon:

(1) the sale or other disposition (including by way of consolidation or merger) of such Guarantor to a Person other than the Company or any Subsidiary of the Company as permitted by this Indenture; or

(2) upon Legal Defeasance or Covenant Defeasance as provided in Article VIII or upon satisfaction and discharge of this Indenture as provided in Article XI.

(c) Any Guarantor not released from its obligations under its Security Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor as provided in this Article X.

Section 10.4. Limitation of Guarantors’ Liability. Any Guarantor, and by its acceptance thereof each Holder, shall confirm that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Security Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor shall irrevocably agree that the obligations of such Guarantor under its Security Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Security Guarantee or pursuant to Section 10.5 hereof, result in the obligations of such Guarantor under its Security Guarantee not constituting such a fraudulent conveyance or fraudulent transfer. This Section 10.4 is for the benefit of the creditors of each Guarantor.

Section 10.5. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Security Guarantee, such Funding Guarantor will be entitled to a contribution from each other Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Securities or any other Guarantor’s obligations with respect to its Security Guarantee.

Section 10.6. Guarantors May Consolidate, etc., on Certain Terms.

(a) Except as otherwise provided in Section 10.3 in connection with any release and discharge of a Guarantor, no Guarantor may consolidate or combine with or merge with or into (whether or not such Guarantor is the surviving person) or sell or convey all or substantially all of its assets to another Person whether or not affiliated with such Guarantor, unless the Person formed by or surviving any such consolidation, combination or merger or the transferee Person (in each case if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee.

In case of any such consolidation, merger, combination, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of such Security Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall become a Guarantor (and succeed to and be substituted for the predecessor to the extent of any release and discharge of such predecessor pursuant to Section 10.3).

(b) Notwithstanding clause (a) above, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation, combination or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of all or substantially all of the assets of a Guarantor to the Company or another Guarantor.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.1. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Securities of any series issued hereunder (except as to surviving rights of registration of transfer or exchange of such Securities and as otherwise specified hereunder), when:

(1) either:

(a) all Securities of such series that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Securities of such series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Amounts, if any, to the date of maturity or redemption;

(2)

no Default or Event of Default with respect to such series has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(3)	the Company or any Guarantor has paid or caused to be paid all sums payable by it hereunder with respect to such series;

(4)

the Company has delivered irrevocable instructions to the Trustee hereunder to apply the deposited money toward the payment of such Securities at fixed maturity or the Redemption Date, as the case may be; and

(5)

the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which state that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to such series have been satisfied.

ARTICLE XII

MISCELLANEOUS

Section 12.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Any Guarantor in addition to performing its obligations under its Security Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

Section 12.2. Notices. Any notice or communication shall be in writing and delivered in person, by telecopier or overnight air courier guaranteeing next day delivery or mailed by first-class mail addressed as follows:

if to the Company:

Keurig Dr Pepper Inc.

53 South Avenue

Burlington, Massachusetts 01803

Attention: Chief Legal Officer and General Counsel

if to the Trustee:

U.S. Bank Trust Company, National Association

1 Federal Street

Boston, MA 02110

Attention: Global Corporate Trust Services – Keurig Dr Pepper Inc.

Email: david.ganss@usbank.com

provided that for purposes of presentment or surrender of Securities for transfer or payment or exchange, such office is located at:

U.S. Bank Trust Company, National Association

111 Fillmore Avenue

St. Paul 55107

Attention: Global Corporate Trust Services – Keurig Dr Pepper Inc.

Email: bhscorporatetrust@usbank.com

All notices and communications shall be deemed made, given, furnished or filed with or to the Trustee upon its receipt of such notice or communication.

The Company, any Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. The Registrar shall provide the Company with address information with respect to the Holders as promptly as practicable following the Company’s request therefor. Any notice or communication shall also be mailed to any Person described in TIA § 3.13(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.3. Communication by Holders with other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or such Guarantor stating that the information with respect to such factual matters known to the Company or such Guarantor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.5. Statements Required in Certificate or Opinion. Earth certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (except for the Certificate specified in Section 3.5) shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 12.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 12.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.8. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.9. GOVERNING LAW; WAIVER OF TRIAL BY JURY. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 12.10. No Recourse Against Others. No director, manager, officer, employee, incorporator, member, partner, stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture or the Security Guarantees or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 12.13. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any Subsidiary or any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Security Guarantees.

Section 12.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, any act or provision of any present or future law or regulation or governmental authority, governmental action or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstance.

Section 12.17. Electronic Signatures. This Indenture and any certificate, agreement or other document to be signed in connection with this Indenture and the transactions contemplated hereby shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned or photocopied manual signature or (iii) in the case of this Indenture and any certificate, agreement or other document to be signed in connection with this Indenture and the transactions contemplated hereby, other than any Security or Global Security, any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”). Each electronic signature (except in the case of any Security or Global Security) or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature (except in the case of any Security or Global Security), of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings. Notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Securities must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.18. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

KEURIG DR PEPPER INC.

By:	/s/ Sudhanshu Priyadarshi
Name:	Sudhanshu Priyadarshi
Title:	Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ David J Ganss
Name:	David J Ganss
Title:	Vice President

[Signature Page to Indenture]

ANNEX A

FORM OF NOTATION OF GUARANTEE

Each of the Guarantors (which term includes any successor Person under the Indenture) has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company.

The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Securities Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Securities Guarantee.

GUARANTORS:

234DP AVIATION, LLC
A & W CONCENTRATE COMPANY
BEVERAGES DELAWARE INC.
DP BEVERAGES INC.
DPS AMERICAS BEVERAGES, LLC
DPS BEVERAGES, INC.
DPS HOLDINGS INC.
DR PEPPER/SEVEN-UP BEVERAGE
SALES COMPANY
DR PEPPER/SEVEN UP
MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
MOTT’S DELAWARE LLC
NANTUCKET ALLSERVE LLC
SNAPPLE BEVERAGE CORP.
THE AMERICAN BOTTLING COMPANY

By:	/s/ Sudhanshu Priyadarshi
Name: Sudhanshu Priyadarshi
Title: Chief Financial Officer

MOTT’S LLP
BAI BRANDS LLC
By its Sole Member, MOTT’S LLP

By:	/s/ Dan Morrell
Name: Dan Morrell
Title: Vice President & Treasurer

SPLASH TRANSPORT, INC.

By:	/s/ Dan Morrell
Name: Dan Morrell
Title: Vice President & Treasurer